Exhibit 99.1

NetApp to Acquire SolidFire

Accelerates Adoption of All-Flash Data Centers

SUNNYVALE, Calif.—December 21, 2015— NetApp, Inc. (NASDAQ: NTAP) today announced it has entered into a definitive agreement to acquire SolidFire for $870 million in cash. Founded in 2010, SolidFire is a market leader in all-flash storage systems built for the next-generation data center where simple scaling, set-and-forget management, assured performance and multi-tenancy, and cloud economic models are driving new market growth.

“This acquisition will benefit current and future customers looking to gain the benefits of webscale cloud providers for their own data centers,” said George Kurian, chief executive officer of NetApp. “SolidFire combines the performance and economics of all-flash storage with a webscale architecture that radically simplifies data center operations and enables rapid deployments of new applications. We look forward to extending NetApp’s flash leadership with the SolidFire team, products and partner ecosystem, and to accelerating flash adoption through NetApp’s large partner and customer base.”

With SolidFire, NetApp will now have all-flash offerings that address each of the three largest All-Flash Array market segments. For the traditional enterprise infrastructure buyer, the award-winning NetApp All Flash FAS (AFF) product line delivers enterprise-grade features across flash, disk and cloud resources. For the application owner, the NetApp EF Series product line offers world-class SPC-1 benchmarks with consistent low-latency performance and proven 6x9’s reliability. For the next-generation infrastructure buyer, SolidFire’s distributed, self-healing, webscale architecture delivers seamless scalability, white box economics, and radically simple management. This enables customers to accelerate third platform use cases and webscale economics. SolidFire is an active leader in the cloud community with extensive integrated storage management capabilities with OpenStack, VMware, and other cloud frameworks.

“Both SolidFire and NetApp have deep technical, customer-centric cultures, which are focused on delivering innovations that give customers a competitive advantage,” said Dave Wright, chief executive officer at SolidFire. “We look forward to enhancing NetApp’s position within the all-flash array market while helping NetApp and SolidFire customers and partners succeed.”

Over time, SolidFire products will be incorporated into NetApp’s data fabric strategy, delivering seamless data management across flash, disk and cloud resources. Following the close of the transaction, which is anticipated to occur in NetApp’s fourth quarter of its fiscal year 2016, subject to customary closing conditions, SolidFire CEO, Dave Wright, will lead the SolidFire product line within NetApp’s product operations.

Webcast and Conference Call Information

NetApp will host a conference call to discuss the announcement today at 2 p.m. Pacific Time. To access the live webcast of this event, visit the NetApp Investor Relations website at investors.netapp.com. An audio replay will also be available on the website after 4 p.m. Pacific Time today.

About NetApp

Leading organizations worldwide count on NetApp for software, systems and services to manage and store their data. Customers value our teamwork, expertise and passion for helping them succeed now and into the future. To learn more visit www.netapp.com.

About SolidFire

SolidFire is the market leader in all-flash storage systems built for the Next Generation Data Center. SolidFire’s all-flash architecture, with volume-level Quality of Service (QoS) controls, gives customers guaranteed storage performance. To learn more, go to www.solidfire.com.

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to,

descriptions of NetApp’s future strategy and its impact on customers and partners. Actual results, including with respect to NetApp’s financial targets and business prospects, could differ materially due to a number of factors, including but not limited to: the closing of the proposed transaction, including obtaining customary U.S. regulatory approval; the response to the acquisition by the customers, employees, and strategic and business partners of both companies; the ability to retain key SolidFire and NetApp personnel; and NetApp’s ability to realize its broader strategic and operating objectives. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted Annual Report on Form 10-K. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

Press Contacts

Meghan Fintland

NetApp Inc.

1 925 785 9192

xdl-uspr@netapp.com

Lara Vacante

SolidFire

1 303 218 0448

lara.vacante@solidfire.com

Investor Contact

Kris Newton

NetApp Inc.

1 408 822 3312

kris.newton@netapp.com

NetApp and the NetApp logo are trademarks of NetApp, Inc. All other marks are the property of their owners. Use of the word “partner” or “partnership” does not imply a legal partnership between NetApp and any other company.